UNAUDITED PRO FORMA CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS


The following unaudited condensed consolidated pro forma balance sheet as of December 31, 2004 and the unaudited condensed consolidated pro forma statements of operations for the six months ended December 31, 2004 and for the year ended June 30, 2004 set forth herein give effect to the acquisition by Dollar Financial Corp. (the "Company"), through wholly owned subsidiaries of Dollar Financial Group, Inc. of substantially all of the assets of Alexandria Financial Services, LLC, Alexandria Acquisition, LLC, American Check Cashers of Lafayette, LLC, ACC of Lake Charles, LLC and Southern Financial Services, LLC (collectively, "American") and We The People Forms and Service Centers, Inc. ("WTP"). Pro forma financial statements have not been provided for Dollar Financial Group, Inc. as they are not required pursuant to Regulation S-X. The unaudited condensed consolidated pro forma balance sheet assumes the acquisitions of American and WTP occurred on December 31, 2004. The unaudited condensed consolidated pro forma statements of operations for the six months ended December 31, 2004 and the year ended June 30, 2004 assume that these acquisitions had occurred as of the beginning of the periods presented. See notes to the unaudited condensed consolidated pro forma financial statements for further explanation of these transactions.

The unaudited condensed consolidated pro forma financial statements are not necessarily indicative of what the Company's results of operations and balance sheet would have been had these acquisitions been consummated at the indicated dates, nor are they indicative of the Company's results of operations and balance sheet of any future period.

The pro forma adjustments were based upon available information, market interest rates in effect and upon certain assumptions as described in the notes to the unaudited pro forma condensed combined financial information that the Company's management believes are reasonable under the circumstances based on the assumed pro forma transaction dates. The pro forma adjustments are based on the information available at the date of this document and are subject to change based on completion of each of the transactions and final purchase price allocations, and such changes may be material.

The unaudited pro forma condensed combined financial information and accompanying notes should be read in conjunction with the historical consolidated financial statements and accompanying notes thereto of Dollar Financial Corp.'s Annual Report on Form 10-K for the fiscal year ended June 30, 2004 and its quarterly reports on Form 10-Q for the quarters ended September 30, 2004, December 31, 2004 and March 31, 2005, each of which are incorporated by reference in this document.

                             DOLLAR FINANCIAL CORP.
                        UNAUDITED CONDENSED CONSOLIDATED
                             PROFORMA BALANCE SHEET
                                December 31, 2004
                                 (In thousands)


                                     Historical                              Pro-Forma
                                        DFC                 Adjustments         DFC/                  Adjustments        Pro-Forma
                                        (b)      American       (a)           American       WTP          (a)               DFC
                                     -----------------------------------     -------------------------------------------------------

Assets:
Cash and cash equivalents            $  88,116   $   1,372  $     (495)      $   88,993  $        -   $         -       $   88,993
Loans receivable, net                   36,725         977        (164)          37,538           -             -           37,538
Accounts receivable and other
   receivables                          18,574         605        (597)          18,582         235          (235)          18,582
Property and Equipment, net             29,673         238          (9)          29,902       3,715        (3,615)          30,002
Goodwill and other intangibles, net    157,167           -       9,073  (e)     166,240           -        18,857  (o)     185,097
Prepaid expenses and other assets       25,933          68           5           26,006       6,928        (6,928)          26,006
                                     -----------------------------------     -------------------------------------------------------
  Total assets                       $ 356,188   $   3,260  $    7,813       $  367,261  $   10,878   $     8,079       $  386,218
                                     ===================================     =======================================================




Liabilities and shareholders'
   (deficit) equity:
Accounts payable and accrued
   expenses                          $  49,143   $     383  $     (383)      $   49,143  $   15,864   $   (11,220)      $   53,787
Revolving credit facility               11,000         474      10,599           22,073           -        12,313           34,386
Long-term debt                         331,366       1,307      (1,307)         331,366          36           (36)         331,366
Shareholders' (deficit) equity         (35,321)      1,096      (1,096)         (35,321)     (5,022)        7,022          (33,321)
                                     -----------------------------------     -------------------------------------------------------
  Total liabilities and shareholders'
       (deficit) equity              $ 356,188   $   3,260  $    7,813       $  367,261  $   10,878   $     8,079       $  386,218
                                     ===================================     =======================================================


                             DOLLAR FINANCIAL CORP.
               UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA
                             STATEMENT OF OPERATIONS
                       SIX MONTHS ENDED DECEMBER 31, 2004
                                 (In thousands)



                                     Historical                              Pro-Forma
                                        DFC                 Adjustments         DFC/                  Adjustments        Pro-Forma
                                        (b)      American       (a)           American       WTP          (a)               DFC
                                     -----------------------------------     -------------------------------------------------------

Revenues:
Check cashing                        $  63,095   $     710  $        -       $   63,805  $        -   $         -       $   63,805
Consumer lending:
   Fees from consumer lending           76,745       2,002           -           78,747           -             -           78,747
   Provision for loan losses and
     adjustment to servicing revenue   (18,209)       (401)          -          (18,610)          -             -          (18,610)
                                     -----------------------------------     -------------------------------------------------------
Consumer lending, net                   58,536       1,601           -           60,137           -             -           60,137
Money transfer fees                      7,193          21           -            7,214           -             -            7,214
Franchise fees                           4,502           -           -            4,502       4,243             -            8,745
Other                                    5,217         211           -            5,428       2,527             -            7,955
                                     -----------------------------------     -------------------------------------------------------
Total revenues                         138,543       2,543           -          141,086       6,770             -          147,856

Store and regional expenses:
Salaries and benefits                   41,054       1,027        (135) (g)      41,946       2,745           (71) (m)      44,620
Occupancy                               10,994         256           -           11,250         144          (125) (m)      11,269
Depreciation                             3,553          12           -            3,565          42           (32) (n)       3,575
Returned checks, net and cash
   shortages                             5,217          25           -            5,242           -             -            5,242
Telephone and telecommunication          2,868          58           -            2,926          90           (57) (m)       2,959
Advertising                              5,095         173           -            5,268         235             -            5,503
Bank charges                             1,912          57           -            1,969           8             -            1,977
Armored carrier services                 1,714           3           -            1,717           -             -            1,717
Other                                   13,793         283           -           14,076       1,775          (713) (m)      15,138
                                     -----------------------------------     -------------------------------------------------------
Total store and regional expenses       86,200       1,894        (135)          87,959       5,039          (998)          92,000


Corporate expenses                      20,648           4           -           20,652           -             -           20,652
Management fee                             528          23         (23) (c)         528           -             -              528
Other depreciation and amortization      2,102          90           -            2,192           -            57  (i)       2,249
Interest expense, net                   19,471          74         330  (d)      19,875          78           286  (d)(j)   20,239
Other                                      (56)          -           -              (56)      3,036        (3,036) (k)(l)      (56)
                                     -----------------------------------     -------------------------------------------------------
Income (loss) before income taxes        9,650         458        (172)           9,936      (1,383)        3,691           12,244
Income tax provision (benefit)           8,608           -           -  (f)       8,608        (573)          573  (f)       8,608
                                     -----------------------------------     -------------------------------------------------------
Net (loss) income                    $   1,042   $     458  $     (172)      $    1,328  $     (810)  $     3,118       $    3,636
                                     ===================================     =======================================================

Earnings per share:
       Basic                         $     0.10                              $      0.12                                $      0.33
       Diluted                       $     0.09                              $      0.12                                $      0.32

Weighted average shares outstanding
      Basic                          10,965,778                               10,965,778                  141,935  (p)   11,107,713
      Diluted                        11,367,574                               11,367,574                  141,935  (p)   11,509,509

                             DOLLAR FINANCIAL CORP.
               UNAUDITED CONDENSED COMBINED CONSOLIDATED PRO FORMA
                             STATEMENT OF OPERATIONS
                            YEAR ENDED JUNE 30, 2004
                                 (In thousands)


                                     Historical                              Pro-Forma
                                        DFC                 Adjustments         DFC/                  Adjustments        Pro-Forma
                                        (b)      American       (a)           American       WTP          (a)               DFC
                                     -----------------------------------     -------------------------------------------------------

Revenues:
Check cashing                        $ 117,397   $   1,521  $        -       $  118,918  $        -   $         -       $  118,918
Consumer lending:
   Fees from consumer lending          122,461       3,360           -          125,821           -             -          125,821
   Provision for loan losses and
     adjustment to servicing revenue   (24,489)       (454)          -          (24,943)          -             -          (24,943)
                                     -----------------------------------     -------------------------------------------------------
Consumer lending, net                   97,972       2,906           -          100,878           -             -          100,878
Money transfer fees                     13,052         109           -           13,161           -             -           13,161
Franchise fees                           7,540           -           -            7,540       6,352             -           13,892
Other                                   10,469         290           -           10,759       4,294             -           15,053
                                     -----------------------------------     -------------------------------------------------------
Total revenues                         246,430       4,826           -          251,256      10,646             -          261,902

Store and regional expenses:
Salaries and benefits                   76,008       1,682        (270) (g)      77,420       4,933          (142) (m)      82,211
Occupancy                               19,805         492           -           20,297         259          (251) (m)      20,305
Depreciation                             6,546         112           -            6,658          94           (74) (n)       6,678
Returned checks, net and cash
   shortages                             9,132          56           -            9,188           -             -            9,188
Telephone and telecommunication          5,665         110           -            5,775         161          (113) (m)       5,823
Advertising                              6,943         310           -            7,253         422             -            7,675
Bank charges                             3,744          79           -            3,823          15             -            3,838
Armored carrier services                 3,051           6           -            3,057           -             -            3,057
Other                                   24,786         410           -           25,196       3,085        (1,426) (m)      26,855
                                     -----------------------------------     -------------------------------------------------------
Total store and regional expenses      155,680       3,257        (270)         158,667       8,969        (2,006)         165,630


Corporate expenses                      32,813           3           -           32,816           -             -           32,816
Management fee                           1,003         325        (325) (c)       1,003           -             -            1,003
Other depreciation and amortization      3,286         128           -            3,414           -           115  (i)       3,529
Interest expense, net                   40,123         152         581  (d)      40,856         221           420  (d)(j)   41,497
Loss on extinguishment of debt          10,355           -           -           10,355           -             -           10,355
Other                                      361           -           -              361       5,082        (5,082) (k)         361
                                     -----------------------------------     -------------------------------------------------------
Income before income taxes               2,809         961          14            3,784      (3,626)        6,553            6,711
Income tax provision (benefit)          30,842           -           -  (f)      30,842      (1,121)        1,121  (f)      30,842
                                     -----------------------------------     -------------------------------------------------------
Net (loss) income                    $ (28,033)  $     961  $       14       $  (27,058) $   (2,505)  $     5,432       $  (24,131)
                                     ===================================     =======================================================

Earnings per share:
       Basic                         $    (2.56)                             $     (2.47)                               $     (2.17)
       Diluted                       $    (2.56)                             $     (2.47)                               $     (2.17)

Weighted average shares outstanding
      Basic                          10,965,778                               10,965,778                  141,935  (p)   11,107,713
      Diluted                        10,965,778                               10,965,778                  141,935  (p)   11,107,713


Acquisitions

The acquisition of American for approximately $9.9 million in cash (an additional $0.2 million was incurred in deal costs) was funded through the Company's revolving credit facility. The acquisition was accounted for under the purchase method of accounting.

The aggregate purchase price for WTP was $14.0 million (an additional $0.3 million was incurred in deal costs); consisting of $10.5 million in cash, $2 million in unregistered shares (141,935 shares) of our parent company's common stock and a $1.5 million escrow amount (25% of which is to be distributed on each of December 31, 2005, March 31, 2006, June 30, 2006 and September 30, 2006) assuming no indemnification claims. The Company's revolving credit facility and unregistered shares of our common stock was used to fund the purchase.

The pro forma adjustments are based upon available information and upon certain assumptions that the Company believes are reasonable. The unaudited pro forma financial statements are provided for informational purposes only and are not necessarily indicative of the Company's results of operations that would actually have been obtained had this acquisition been completed as of the beginning of the periods presented, or that may be obtained in the future.

          (a) Under U.S. generally accepted accounting principles, this acquisition will be accounted for using the purchase method of accounting and, as such, the assets and liabilities of American and WTP will be recorded upon acquisition at their estimated fair values. The actual purchase accounting adjustments reflected in the unaudited pro forma condensed consolidated financial statements are based on the estimated fair values of the assets acquired as of the date of each of the acquisitions. Increases or decreases in the fair value of assets acquired or liabilities assumed as compared to the information included in this document may change the amount of purchase price allocated to goodwill. The unaudited pro forma condensed consolidated statements of operations give effect to the transactions as if they occurred on July 1, 2003. The unaudited pro forma condensed combined balance sheet assumes the transactions were completed on December 31, 2004.


          (b) Represents the historical consolidated financial statements of the Company as of and for the six months ended December 31, 2004.

          (c) Reflects the management fees paid to former principals of American which are not expected to recur.

          (d) Reflects an adjustment in excess of historical amounts for interest expense through the related increase in the borrowings on the Company's credit facility resulting from the acquisition as if the Company owned the acquired company from July 1, 2003 to December 31, 2004.

          (e) The pro forma excess of cost over net assets acquired for the American acquisition was calculated as follows (in thousands):

                       Purchase price               $ 9,899
                       Deal costs                       186
                       Net assets acquired           (1,012)
                                                      -----
                                                    $ 9,073

          The excess of cost over the net assets was allocated to acquired assets as follows:


                                                        As of December 31, 2004
                                                        -----------------------
              Identifiable intangible assets                  $        -
              Goodwill                                             9,073
                                                                   -----
                                                                 $ 9,073

          (f) The Company has U.S. net operating loss carry forwards that have generated significant deferred tax assets. The Company provides a valuation allowance against all of its U.S. deferred tax assets. Because realization is not assured, the Company has not recorded the benefit of the deferred tax assets. No pro forma adjustment has been made for taxes related to the acquisition since any taxable income would only reduce the fully reserved net operating loss carry forwards.

          (g) Reflects payroll and payroll related costs related primarily to senior management who were not retained after the acquisition.

          (h) Represents the historical consolidated statement of operations of the Company for the fiscal year ended June 30, 2004.

          (i) Reflects the incremental amortization of identifiable intangible assets resulting from the acquisition of WTP as if DFC owned WTP from July 1, 2003 to December 31, 2004. These identifiable intangible assets are comprised of franchise agreements adjusted to reflect their present value. The amounts are being amortized over the estimated useful lives of the agreements.

          (j) Reflects an adjustment for interest on debt that the Company did not assume in the acquisition.

          (k) Reflects costs associated with a law suit settlement and tax penalties that are not expected to recur. It also reflects a provision for the impairment of certain related party receivables. These related party relationships were terminated in conjunction with the acquisition and are not expected to recur.

          (l) Reflects an adjustment for a gain of $731 on the sale of real property. This property was not acquired as part of the WTP acquisition.

          (m) Reflects costs that are not expected to be incurred after the acquisition. These costs include costs related to company owned stores and redundant overhead costs.

          (n)  Reflects and adjustment for the depreciation of assets acquired.

          (o) The pro forma excess of cost over net assets acquired for the WTP acquisition was calculated as follows (in thousands) :


                 Purchase price                    $     14,000
                 Deal costs                                 313
                 Net liabilities assumed                  4,544
                                                         ------
                                                   $     18,857
                                                         ======

               The excess of cost over the net assets was allocated to acquired assets as follows:

                                                                                As of December 31, 2004
                                                                                -----------------------
                 Identifiable Intangibles- franchise agreements                   $         1,147
                 Goodwill                                                                  17,710
                                                                                          --------
                                                                                  $        18,857
                                                                                          ========

          (p) Company common stock, consisting of 141,935 shares, was a portion of the consideration for the WTP acquisition.